UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________
FORM 8-K
 ________________________
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2024
________________________
LKQ CORPORATION
(Exact name of registrant as specified in its charter)
_______________________

Delaware	001-42002	36-4215970
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5846 Crossings Boulevard
Antioch, Tennessee		37013
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code: (615) 781-5200

N/A
(Former name or former address, if changed since last report)

 ________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	LKQ	The Nasdaq Global Select Market
4.125% Notes due 2031	LKQ31	The Nasdaq Global Select Market
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.
On November 13, 2024, LKQ Corporation (the “Company” or “we”) detected unauthorized access to information technology (IT) systems of a single business unit in Canada (“Business Unit”). The attack disrupted the Business Unit’s operations.
Upon discovery, we immediately began taking steps to investigate, contain, and recover from the incident, including activating our security incident response and recovery plans, partnering with industry leading forensic investigators, and initiating containment measures for affected systems. We also promptly notified law enforcement authorities. We are analyzing data impacted by the incident and will be notifying affected parties as appropriate.
As a result of the incident, the Company’s operations within this Business Unit were adversely impacted for a few weeks while affected systems were recovered; however, the Company believes that it has effectively contained the threat and that none of its other businesses were impacted by the threat, and the Business Unit is now operating near full capacity.
As of the date of this filing, we believe the impacts of the cyber incident are not, and are not reasonably likely to be, material to our financial condition or results of operations for the fiscal year. We will be seeking reimbursement of costs, expenses, and losses stemming from the cyber incident by submitting claims to our cybersecurity insurers. The timing and amount of any such reimbursements is not known at this time.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: December 13, 2024

LKQ CORPORATION

By:	/s/ Matthew J. McKay
Matthew J. McKay
Senior Vice President, General Counsel and Corporate Secretary